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Exhibit 99.1

PRESS RELEASE
For:	THE MACERICH COMPANY
MACERICH ANNOUNCES QUARTERLY RESULTS Increases 2015 FFO per share Guidance Range

        SANTA MONICA, Calif., July 23, 2015—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended June 30, 2015, which included funds from operations ("FFO") diluted of $151.0 million or $.89 per share-diluted compared to $129.8 million or $.86 per share-diluted for the quarter ended June 30, 2014. Included in the 2015 second quarter results is a loss on extinguishment of debt of $1.6 million or $.01 per share-diluted and $11.4 million or $.07 per share-diluted of expenses related to an unsolicited takeover attempt and contested proxy. Net income attributable to the Company was $14.4 million or $.09 per share-diluted for the quarter ended June 30, 2015 compared to net income attributable to the Company for the quarter ended June 30, 2014 of $16.1 million or $.11 per share-diluted. A description and reconciliation of FFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot for the portfolio increased 10% for the year ended June 30, 2015 to $623 compared to $567 for the year ended June 30, 2014. On a same center basis, annual sales per square foot increased to $619 for the year ended June 30, 2015, up from $581 for the year ended June 30, 2014.

  •
  The releasing spreads for the year ended June 30, 2015 were up 17.5%.

  •
  Mall portfolio occupancy was 95.5% at June 30, 2015 compared to 95.4% at June 30, 2014.

        Arthur Coppola chairman and chief executive officer of Macerich stated, "As evidenced by our continued strong operating metrics and accelerating same center net operating income growth, the Macerich portfolio is clearly realizing the benefits of a multi-year repositioning which saw us recycle capital out of lower quality malls into value-enhancing redevelopment opportunities. During the recently-completed quarter, we were able to drive same center NOI growth in excess of 7.0% while laying the groundwork for future growth through continued execution on our deep pipeline of value-add redevelopment and expansion projects."

Developments:

        At Tysons Corner Center, the Company's 2.1 million square foot super regional mall, construction was completed on the multifamily component of this mixed use project which has also added an office tower and luxury hotel to one of the country's premier retail centers. The 527,000 square foot office tower with major tenants Intelsat and Deloitte opened in August 2014 and is currently more than 87% leased. A 300-room Hyatt Regency hotel opened on April 14, 2015. The 30-story, 430-unit luxury residential tower opened in May 2015 with lease up expected through July, 2016.

        At Broadway Plaza, in Walnut Creek, California, a major redevelopment, including a 235,000 square foot expansion, is underway. This 774,000 square foot mall (pre-expansion) is anchored by Macy's, Nordstrom and Neiman Marcus. The expansion is planned to open in phases starting in fall 2015.

        At both Los Cerritos Center and Scottsdale Fashion Square, expansions are underway to add a Dick's Sporting Goods store and a Harkins Theatre. At Scottsdale Fashion Square the projects are planned to open in the third quarter of 2015 and at Los Cerritos the projects will be opened in late 2015 and early 2016.

        At Santa Monica Place a new ArcLight Cinema is being built on the third level above Bloomingdales. Completion of the project is scheduled for fall 2015.

        At Green Acres Mall development of a 335,000 square foot power center is underway. The project includes a Dick's Sporting Goods and other big box retailers. Completion is expected in late 2016.

2015 Earnings Guidance:

        Management is increasing its previously provided FFO per share guidance range to $3.86 to $3.94 up from $3.83 to $3.93. The guidance does not include the impact of gains or losses on early extinguishment of debt or expenses related to an unsolicited takeover attempt.

        Details of the guidance assumptions are included in the Company's Form 8-K supplemental financial information.

        Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns 55 million square feet of real estate consisting primarily of interests in 51 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago, and the New York Metro area to Washington DC corridor. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section). The call begins Thursday July 23, 2015 at 1:30 PM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2014, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

 THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2015	2014	2015	2014
Revenues:
Minimum rents	$193,131	$149,220	$383,892	$300,852
Percentage rents	2,576	2,372	5,824	5,222
Tenant recoveries	105,592	83,375	211,290	174,850
Other income	15,321	10,594	28,324	21,024
Management Companies' revenues	6,174	8,776	11,799	16,897

Total revenues	322,794	254,337	641,129	518,845

Expenses:
Shopping center and operating expenses	93,877	81,865	195,541	172,225
Management Companies' operating expenses	20,239	20,896	46,707	43,677
REIT general and administrative expenses	7,550	5,123	15,972	12,006
Costs related to unsolicited takeover offer	11,423	—	24,995	—
Depreciation and amortization	119,333	87,801	239,951	176,457
Interest expense	54,896	45,800	108,182	92,138
Loss (gain) on extinguishment of debt, net	1,609	—	(636)	358

Total expenses	308,927	241,485	630,712	496,861

Equity in income of unconsolidated joint ventures	9,094	13,903	17,368	27,672
Co-venture expense(a)	(2,813)	(2,212)	(4,943)	(4,032)
Income tax benefit	283	2,898	1,218	3,070
Loss on sale or write down of assets, net	(4,671)	(9,455)	(3,736)	(11,065)
(Loss) gain on remeasurement of assets	(14)	—	22,089	—

Net income	15,746	17,986	42,413	37,629
Less net income attributable to noncontrolling interests	1,351	1,898	3,407	3,722

Net income attributable to the Company	$14,395	$16,088	$39,006	$33,907

Average number of shares outstanding—basic	158,501	140,894	158,419	140,831

Average shares outstanding, assuming full conversion of OP Units(b)	169,079	151,007	168,966	150,883

Average shares outstanding—Funds From Operations ("FFO")—diluted(b)	169,211	151,149	169,134	150,981

Net income per share—basic	$0.09	$0.11	$0.24	$0.24

Net income per share—diluted	$0.09	$0.11	$0.24	$0.24

Dividend declared per share	$0.65	$0.62	$1.30	$1.24

FFO—basic(b)(c)	$150,993	$129,825	$284,527	$251,384

FFO—diluted(b)(c)	$150,993	$129,825	$284,527	$251,384

FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer(b)(c)	$164,025	$129,825	$308,886	$251,742

FFO per share—basic(b)(c)	$0.89	$0.86	$1.68	$1.67

FFO per share—diluted(b)(c)	$0.89	$0.86	$1.68	$1.67

FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer(b)(c)	$0.97	$0.86	$1.83	$1.67

 THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(b)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

  FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts ("REITs"). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

 THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to FFO(c):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2015	2014	2015	2014
Net income attributable to the Company	$14,395	$16,088	$39,006	$33,907
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	961	1,154	2,596	2,419
Loss on sale or write down of consolidated assets, net	4,671	9,455	3,736	11,065
Loss (gain) on remeasurement of consolidated assets	14	—	(22,089)	—
plus gain on undepreciated asset sales—consolidated assets	—	122	944	122
plus non-controlling interests share of (loss) gain on sale or write down of consolidated joint ventures, net	—	(39)	112	(39)
(Gain) loss on sale or write down of assets from unconsolidated entities (pro rata), net	(139)	3,310	(139)	3,372
plus gain on undepreciated asset sales—unconsolidated entities (pro rata)	142	2	142	—
Depreciation and amortization on consolidated assets	119,333	87,801	239,951	176,457
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(3,745)	(5,387)	(7,536)	(10,846)
Depreciation and amortization on joint ventures (pro rata)	18,658	19,952	34,269	40,327
Less: depreciation on personal property	(3,297)	(2,633)	(6,465)	(5,400)

Total FFO—basic and diluted	150,993	129,825	284,527	251,384
Loss (gain) on extinguishment of debt, net—consolidated assets	1,609	—	(636)	358

Total FFO—diluted, excluding extinguishment of debt	152,602	129,825	283,891	251,742
Add: Costs related to unsolicited takeover offer	11,423	—	24,995	—

Total FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$164,025	$129,825	$308,886	$251,742

Reconciliation of EPS to FFO per diluted share(c):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2015	2014	2015	2014
Earnings per share—diluted	$0.09	$0.11	$0.24	$0.24
Per share impact of depreciation and amortization of real estate	0.77	0.67	1.53	1.34
Per share impact of loss (gain) on remeasurement, sale or write down of assets, net	0.03	0.08	(0.09)	0.09

FFO per share—diluted	$0.89	$0.86	$1.68	$1.67
Per share impact of loss (gain) on extinguishment of debt, net	0.01	0.00	0.00	0.00
Per share impact of costs related to unsolicited takeover offer	0.07	0.00	0.15	0.00

FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$0.97	$0.86	$1.83	$1.67

 THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to EBITDA:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2015	2014	2015	2014
Net income attributable to the Company	$14,395	$16,088	$39,006	$33,907
Interest expense—consolidated assets	54,896	45,800	108,182	92,138
Interest expense—unconsolidated entities (pro rata)	8,771	16,540	17,350	33,654
Depreciation and amortization—consolidated assets	119,333	87,801	239,951	176,457
Depreciation and amortization—unconsolidated entities (pro rata)	18,658	19,952	34,269	40,327
Noncontrolling interests in OP	961	1,154	2,596	2,419
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(6,099)	(8,150)	(12,278)	(16,341)
Loss (gain) on extinguishment of debt, net—consolidated entities	1,609	—	(636)	358
Loss on sale or write down of assets—consolidated assets, net	4,671	9,455	3,736	11,065
Loss (gain) on remeasurement of assets—consolidated assets	14	—	(22,089)	—
(Gain) loss on sale or write down of assets—unconsolidated entities (pro rata), net	(139)	3,310	(139)	3,372
Add: Non-controlling interests share of (loss) gain on sale of consolidated assets, net	—	(39)	112	(39)
Income tax benefit	(283)	(2,898)	(1,218)	(3,070)
Distributions on preferred units	138	183	276	367

EBITDA(d)	$216,925	$189,196	$409,118	$374,614

Reconciliation of EBITDA to Net Operating Income ("NOI") and to NOI—Same Centers:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2015	2014	2015	2014
EBITDA(d)	$216,925	$189,196	$409,118	$374,614
Add: REIT general and administrative expenses	7,550	5,123	15,972	12,006
Costs related to unsolicited takeover offer	11,423	—	24,995	—
Management Companies' revenues	(6,174)	(8,776)	(11,799)	(16,897)
Management Companies' operating expenses	20,239	20,896	46,707	43,677
Straight-line and above/below market adjustments	(7,270)	(2,978)	(13,242)	(5,669)

NOI—All Centers	242,693	203,461	471,751	407,731
NOI of non-comparable centers	(19,248)	4,297	(34,011)	4,110

NOI—Same Centers(e)	$223,445	$207,758	$437,740	$411,841

(d)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses and costs related to unsolicited takeover offer. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents. In both periods, same center NOI includes 100% of former joint venture properties acquired in 2014.

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  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)